Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Third Quarter 2005 Financial Results

Third Quarter Operating Income Up 21% Year-Over-Year

MCLEAN, Va., October 27, 2005—MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended September 30, 2005 (the third quarter of its 2005 fiscal year).

Third quarter 2005 revenue was $65.8 million versus $60.6 million in the third quarter of 2004, a 9% increase. License revenue for the third quarter of 2005 was $22.6 million versus $25.8 million for the third quarter of 2004, a 12% decrease. In the third quarter of 2004, $8.1 million of the $25.8 million in license revenue, or 31% of third quarter 2004 license revenue, was attributable to two license transactions each in excess of $3 million. The Company had no license transactions in excess of $3 million in the third quarter of 2005. Third quarter 2005 income from operations was $22.9 million, or 35% of revenue, versus $18.8 million, or 31% of revenue, in the third quarter of 2004, a 21% increase. Net income for the third quarter of 2005 was $13.3 million, or $0.91 per share on a diluted basis.

For the nine-month period ended September 30, 2005, revenue was $191.2 million versus $159.6 million for the same period in 2004, a 20% increase. License revenue for the nine-month period ended September 30, 2005 was $68.7 million versus $62.9 million for the same period in 2004, a 9% increase. Income from operations for the nine-month period ended September 30, 2005, was $64.3 million, or 34% of revenue, versus $41.2 million, or 26% of revenue, for the same period in 2004. Net income for the first nine months of 2005 was $45.9 million, or $2.91 per share on a diluted basis. Cash flow from operations for the first nine months of 2005 increased 33%, to $72.5 million versus $54.6 million for the same period in 2004.

During the third quarter of 2005, MicroStrategy repatriated $30.0 million from its foreign subsidiaries under the American Jobs Creation Act of 2004. The incremental tax expense during the third quarter of 2005 related to the repatriation was $3.1 million, or $0.21 per share on a diluted basis. For the nine-month period ended September 30, 2005, the provision for income taxes was $22.0 million resulting in an effective tax rate of 32%. As previously announced, the tax benefit of $103.0 million during the third quarter of 2004 included a non-cash income tax benefit of $103.6 million as a result of the release of the Company’s U.S. and Canadian deferred tax asset valuation allowances.

“MicroStrategy continued to achieve strong operating leverage across all lines of business as our operating margin rose to 35% during the third quarter of 2005,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “Net cash generated from operations for the first nine months of 2005 increased 33% to $72.5 million, compared to $54.6 million for the first nine months of 2004. We are pleased with our financial and operating metrics this quarter. Our results reflect our continued success in meeting the needs of leading organizations worldwide for our highly sophisticated business intelligence technology.”

New Customers and New Deals with Existing Customers in Q3 2005 included:

ACMI; Alticor; AmerisourceBergen Corporation; Bankers Systems, Inc.; Brickstream; Canadian Institute for Health Information; Caremark Rx; CarrAmerica Realty Corporation; Chela Education Financing; Chuck Latham Associates, Inc.; Cingular Wireless; Cryptologic, Inc.; CSK Auto Corporation; DCG, Inc.; Fieldstone Mortgage; First Franklin Financial Corporation; Golden Touch Imports; Henry Schein, Inc.; IDX Systems Corporation; ImpactRX; Ingenix; Katz Group Canada Ltd.; N.E.W. Corp.; Porsche Cars North America; Prescription Solutions; Reitmans Canada Limited; Sanofi Pasteur; Shoppers Drug Mart; Stein Mart; The First American Corporation; TRX Data Services Inc.; Unified Western Grocers; Verispan, LLC; VHA, Inc.

Examples of Customer Deals from Q3 2005:

ACMI Corporation

ACMI Corporation, one of the largest and oldest producers of medical endoscopes, video systems and minimally invasive surgical instruments, first selected MicroStrategy in 2001 to anchor its field sales and marketing analysis capabilities. Since that time, ACMI has extended its use of the MicroStrategy platform to accommodate internal sales analysts and users in Customer Service, Supply Chain, Quality, Finance, and Manufacturing business functions. As a result of its recent merger with Gyrus Group, ACMI further expanded its relationship with MicroStrategy to serve additional users and provide executive-level dashboards, while continuing to drive operational efficiencies across the newly merged corporation.

CarrAmerica Realty Corporation

CarrAmerica owns, develops, and operates office properties in 12 markets throughout the United States and is one of America’s leading office workplace companies. CarrAmerica has deployed MicroStrategy for asset and portfolio management and financial analysis. Senior management and other key personnel at CarrAmerica use MicroStrategy to gain greater insights into financial performance and to query underlying data for answers to pressing business questions. MicroStrategy was selected by CarrAmerica because of its flexibility, sophisticated analytical capabilities, and feature-rich functionality.

The First American Corporation

The First American Corporation, the nation’s largest data provider and a Fortune® 500 company, is expanding its deployment of MicroStrategy across the enterprise to support internal and external business intelligence applications. First American plans to use MicroStrategy to provide reporting and analytic applications that will help integrate information from its 75 separate business units and subsidiaries. The MicroStrategy platform was selected as an enterprise standard for business intelligence because of its ability to handle large data-sets, large user populations, stringent security requirements, and complex analytics.

Unified Western Grocers

Los Angeles-based Unified Western Grocers, Inc. is a retailer-owned wholesale grocery distributor that supplies independent retailers throughout the Western United States. Unified and its subsidiaries generated approximately $3 billion in sales during fiscal 2004. Unified Western Grocers selected MicroStrategy as its enterprise standard for business intelligence and plans to leverage the MicroStrategy platform for reporting and analysis for sales, finance, marketing, corporate brands, business planning and analysis, and inventory management. With MicroStrategy, Unified Western Grocers will be able to make better informed decisions that can improve sales performance, inventory management, and overall profitability.

MicroStrategy 8 Enhancements for Performance, Flexibility, and Scalability:

During the third quarter of 2005, MicroStrategy launched the general availability release of MicroStrategy 8 on 64-bit Linux, providing customers with the versatility to implement performance enhancing business intelligence applications. The Company also announced that it had expanded its integration with SAP NetWeaverTM in the latest release of MicroStrategy 8, enabling business users to further leverage their existing SAP investments to seamlessly report on, analyze, and monitor data contained in SAP Business Information Warehouse (BW). MicroStrategy 8’s availability on the next generation of x86-compatible 64-bit server processors was announced in September, allowing MicroStrategy customers to take advantage of the dramatic price and performance value represented by this new breed of servers. The recent MicroStrategy 8 enhancements provide powerful new capabilities that support the sophisticated BI requirements of MicroStrategy’s customers.

MicroStrategy Regional and Annual User Conferences:

The MicroStrategy Fall Symposium, held October 10-12, 2005 in Las Vegas, offered a collaborative forum for participants to share business intelligence success strategies and hear from MicroStrategy customers such as Comcast, Monster Government Solutions, Verispan, Lowe’s Companies, Marketing Direct, and Northwest Evaluation Association. Participants attended informative technical presentations and product direction sessions, where they provided feedback on several MicroStrategy products. In addition, attendees had the opportunity to meet one-on-one with MicroStrategy Technology Advisory Service (TAS) principals to discuss their most challenging BI questions.

In conjunction with the Fall Symposium, MicroStrategy hosted an invitation-only Executive Forum. IT executives from leading companies shared best practices in enterprise BI, heard from visionary speakers including BI analyst Cindi Howson, and networked with peers.

In response to its expanded user base in Europe, MicroStrategy held its second European User Conference, EuroWorld 2005. Several hundred European customers, prospects, and partners attended the event, which was held October 18-20, 2005 in Bonn, Germany. EuroWorld 2005 featured keynote presentations, 35 technical sessions covering a wide range of topics, and customer presentations from leading European companies, including American Express, Turkish Airlines, Danone, Telefónica, Lloydspharmacy, University of Bamberg, Deutsche Börse, and METRO Group.

MicroStrategy is now planning its annual North American User Conference, MicroStrategy World 2006, which will be held January 23-26, 2006 in Miami, Florida.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy 8 and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8, MicroStrategy 7i, MicroStrategy Universal Edition, and MicroStrategy Report Services software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues
Product licenses	$22,608	$25,761	$68,674	$62,895
Product support and other services	43,202	34,865	122,559	96,721

Total revenues	65,810	60,626	191,233	159,616

Cost of revenues
Product licenses	867	1,051	3,062	2,765
Product support and other services	8,412	7,451	24,007	21,631

Total cost of revenues	9,279	8,502	27,069	24,396

Gross profit	56,531	52,124	164,164	135,220

Operating expenses
Sales and marketing	16,652	17,227	50,419	49,171
Research and development	7,820	7,347	23,099	20,593
General and administrative	9,179	8,706	26,304	24,162
Amortization of intangible assets	18	18	54	53

Total operating expenses	33,669	33,298	99,876	93,979

Income from operations	22,862	18,826	64,288	41,241

Financing and other income
Interest income	487	378	2,080	667
Interest expense	(12)	(19)	(44)	(44)
Gain (loss) on investments	4	—	(127)	(85)
Other income (expense), net	248	(162)	1,663	403

Total financing and other income	727	197	3,572	941

Income before income taxes	23,589	19,023	67,860	42,182
Provision (benefit) for income taxes	10,336	(102,966)	21,967	(101,613)

Net income	$13,253	$121,989	$45,893	$143,795

Basic earnings per share	$0.96	$7.60	$3.05	$8.97

Diluted earnings per share	$0.91	$7.22	$2.91	$8.41

Basic weighted average shares outstanding	13,868	16,053	15,071	16,039

Diluted weighted average shares outstanding	14,537	16,903	15,748	17,094

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	September 30, 2005	December 31, 2004
Assets	(unaudited)	(audited)
Current assets
Cash and cash equivalents	$39,614	$68,314
Restricted cash and investments	4,933	1,210
Short-term investments	35,868	37,816
Accounts receivable, net	28,854	40,917
Prepaid expenses and other current assets	5,716	6,337
Deferred tax assets, net	24,187	20,583

Total current assets	139,172	175,177

Property and equipment, net	12,957	16,096
Capitalized software development costs, net	4,229	5,479
Long-term investments	—	26,365
Deposits and other assets	2,434	3,021
Deferred tax assets, net	95,000	110,818

Total assets	$253,792	$336,956

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$15,498	$18,906
Accrued compensation and employee benefits	20,406	25,292
Accrued restructuring costs	1,248	1,762
Deferred revenue and advance payments	44,772	43,674

Total current liabilities	81,924	89,634

Deferred revenue and advance payments	1,674	1,681
Other long-term liabilities	2,069	3,157
Accrued restructuring costs	960	1,906

Total liabilities	86,627	96,378

Stockholders’ equity:
Preferred stock undesignated; $0.001 par value; 4,971 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 13,235 shares issued and 10,657 shares outstanding, and 12,841 shares issued and 12,773 shares outstanding, respectively	13	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,258 and 3,394 shares issued and outstanding, respectively	3	3
Additional paid-in capital	426,469	417,287
Treasury stock, at cost; 2,578 and 68 shares, respectively	(129,893)	(2,331)
Accumulated other comprehensive income	2,280	3,206
Accumulated deficit	(131,707)	(177,600)

Total stockholders’ equity	167,165	240,578

Total liabilities and stockholders’ equity	$253,792	$336,956

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine months ended
	September 30,
	2005	2004
	(unaudited)	(unaudited)
Operating activities:
Net income	$45,893	$143,795
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,405	6,210
Bad debt expense	425	60
Loss on investments	127	85
Discount amortization on investments	(490)	—
Deferred taxes	14,539	(103,180)
Other, net	18	65
Changes in operating assets and liabilities:
Accounts receivable	10,665	648
Prepaid expenses and other current assets	213	(2,727)
Deposits and other assets	449	(1,301)
Accounts payable and accrued expenses, compensation and employee benefits	(6,529)	1,875
Accrued restructuring costs	(1,530)	(1,969)
Deferred revenue and advance payments	3,361	10,356
Other long-term liabilities	(1,088)	712

Net cash provided by operating activities	72,458	54,629

Investing activities:
Proceeds from maturities and sales of investments	116,110	—
Purchases of investments	(87,143)	(26,353)
Purchases of property and equipment, net	(1,284)	(4,436)
Capitalized software development costs	(926)	(1,414)
Increase in restricted cash and investments	(3,779)	(4)

Net cash provided by (used in) investing activities	22,978	(32,207)

Financing activities:
Proceeds from sale of class A common stock under exercise of employee stock options and employee stock purchase plan	7,158	2,976
Purchases of treasury stock	(127,562)	(2,331)

Net cash (used in) provided by financing activities	(120,404)	645
Effect of foreign exchange rate changes on cash and cash equivalents	(3,732)	(181)

Net (decrease) increase in cash and cash equivalents from continuing operations	(28,700)	22,886
Net cash received from discontinued operations	—	25

Net (decrease) increase in cash and cash equivalents	(28,700)	22,911
Cash and cash equivalents, beginning of period	68,314	51,882

Cash and cash equivalents, end of period	$39,614	$74,793